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EXHIBIT 23.1

Consent of Independent Public Accountants

    As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No.1 to the S-3 registration statement filed on April 10, 2001 of our report dated January 17, 2001 incorporated by reference in Pope & Talbot, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our firm included in this Amendment No.1 to the S-3 registration statement filed on April 10, 2001.

Arthur Andersen LLP

Portland, Oregon
June 6, 2001

II–8

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EXHIBIT 23.1
Consent of Independent Public Accountants